Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated September 8, 2017 in the Registration Statement (Form S-1) and related Prospectus of Denali Therapeutics Inc. dated November 13, 2017.

/s/ Ernst & Young LLP

Redwood City, California

November 13, 2017